Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277334

Prospectus Supplement

(To prospectus dated February 23, 2024)

$600,000,000

MARKEL GROUP INC.

6.000% Senior Notes due 2054

We are offering $600,000,000 aggregate principal amount of 6.000% senior notes due 2054 (the notes). We will pay interest on the notes on May 16 and November 16 of each year, beginning November 16, 2024. The notes will mature on May 16, 2054.

We may redeem all or a portion of the notes at our option, at any time or from time to time, at the applicable redemption price described in this prospectus supplement. See “Description of Notes—Optional Redemption.” The notes will not have the benefit of any sinking fund.

The notes will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness. The notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks that are described in the “Risk Factors” section on page S-10 of this prospectus supplement.

	Price Per Note	Total
Public Offering Price	99.641%	$597,846,000	(1)
Underwriting Discount	0.875%	$5,250,000
Proceeds, before expenses, to Markel Group	98.766%	$592,596,000

(1)	Plus accrued interest from May 16, 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about May 16, 2024.

Joint Book-Running Managers

J.P. Morgan	Citigroup	Wells Fargo Securities

BofA Securities

Senior Co-Managers

Barclays	BNY Mellon Capital Markets, LLC

Co-Managers

Siebert Williams Shank	Capital One Securities	Truist Securities

Academy Securities		Multi-Bank Securities, Inc.

The date of this prospectus supplement is May 13, 2024.

Prospectus Supplement

Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the description of the notes in this prospectus supplement differs from the description of debt securities in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not authorized anyone, and the underwriters and their affiliates have not authorized anyone, to provide you with any information or to make any representations not included or incorporated by reference in this prospectus supplement or the accompanying prospectus. We and the underwriters and their affiliates do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide to you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements concerning or incorporating our expectations, assumptions, plans, objectives, future financial or operating performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management.

There are risks and uncertainties that may cause actual results to differ materially from predicted results in forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Additional factors that could cause actual results to differ from those predicted are set forth under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” in our Annual Report on Form 10-K for the year ended December 31, 2023, under “Safe Harbor and Cautionary Statement,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus or in the documents incorporated herein and therein by reference, or are included in the items listed below:

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the effect of cyclical trends or changes in market conditions on our Insurance, Investments and Markel Ventures operations, including demand and pricing in the insurance, reinsurance and other markets in which we operate;

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actions by competitors, including the use of technology and innovation to simplify the customer experience, increase efficiencies, redesign products, alter models and effect other potentially disruptive changes in the insurance industry, and the effect of competition on market trends and pricing;

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our efforts to develop new products, expand in targeted markets or improve business processes and workflows may not be successful and may increase or create new risks (e.g., insufficient demand, change to risk exposures, distribution channel conflicts, execution risk, regulatory risk, increased expenditures);

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the frequency and severity of man-made, health-related and natural catastrophes may exceed expectations, are unpredictable and, in the case of some natural catastrophes, may be exacerbated by changing conditions in the climate, oceans and atmosphere, resulting in increased frequency and/or severity of extreme weather-related events;

•

we offer insurance and reinsurance coverage against terrorist acts in connection with some of our programs, and in other instances we are legally required to offer terrorism insurance; in both circumstances, we actively manage our exposure, but if there is a covered terrorist attack, we could sustain material losses;

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emerging claim and coverage issues, changing industry practices and evolving legal, judicial, social and other claims and coverage trends or conditions, can increase the scope of coverage, the frequency and severity of claims and the period over which claims may be reported; these factors, as well as uncertainties in the loss estimation process, can adversely impact the adequacy of our loss reserves and our allowance for reinsurance recoverables;

•

reinsurance reserves are subject to greater uncertainty than insurance reserves, primarily because of reliance upon the original underwriting decisions made by ceding companies and the longer lapse of time from the occurrence of loss events to their reporting to the reinsurer for ultimate resolution;

•

inaccuracies (whether due to data error, human error or otherwise) in the various modeling techniques and data analytics (e.g., scenarios, predictive and stochastic modeling, and forecasting) we use to analyze and estimate exposures, loss trends and other risks associated with our insurance and insurance-linked securities businesses could cause us to misprice our products or fail to appropriately estimate the risks to which we are exposed;

•

changes in the assumptions and estimates used in establishing reserves for our life and annuity reinsurance book (which is in runoff), for example, changes in assumptions and estimates of mortality, longevity, morbidity and interest rates, could result in material changes in our estimated loss reserves for that business;

•	adverse developments in insurance coverage litigation or other legal or administrative proceedings could result in material increases in our estimates of loss reserves;

•

initial estimates for catastrophe losses and other significant, infrequent events are often based on limited information, are dependent on broad assumptions about the nature and extent of losses, coverage, liability and reinsurance, and those losses may ultimately differ materially from our expectations;

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changes in the availability, costs, quality and providers of reinsurance coverage, which may impact our ability to write, or continue to write, certain lines of business or to mitigate the volatility of losses on our results of operations and financial condition;

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the ability or willingness of reinsurers to pay balances due may be adversely affected by industry and economic conditions, deterioration in reinsurer credit quality and coverage disputes, and collateral we hold, if any, may not be sufficient to cover a reinsurer’s obligation to us;

•	after the commutation of ceded reinsurance contracts, any subsequent adverse development in the re-assumed loss reserves will result in a charge to earnings;

•	regulatory actions can impede our ability to charge adequate rates and efficiently allocate capital;

•

general economic and market conditions and industry specific conditions, including: extended economic recessions or expansions; prolonged periods of slow economic growth; inflation or deflation; fluctuations in foreign currency exchange rates, commodity and energy prices and interest rates; volatility in the credit and capital markets; and other factors;

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economic conditions, actual or potential defaults in corporate bonds, municipal bonds, mortgage-backed securities or sovereign debt obligations, volatility in interest and foreign currency exchange rates, changes in U.S. government debt ratings and changes in market value of concentrated investments can have a significant impact on the fair value of our fixed maturity securities and equity securities, as well as the carrying value of our other assets and liabilities, and this impact may be heightened by market volatility and our ability to mitigate our sensitivity to these changing conditions;

•	economic conditions may adversely affect our access to capital and credit markets;

•	the effects of government intervention, including material changes in the monetary policies of central banks, to address financial downturns, inflation and other economic and currency concerns;

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the impacts that political and civil unrest and regional conflicts may have on our businesses and the markets they serve or that any disruptions in regional or worldwide economic conditions generally arising from these situations may have on our businesses, industries or investments;

•	the impacts of liability, transition and physical risks associated with climate change;

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the significant volatility, uncertainty and disruption caused by health epidemics and pandemics, as well as governmental, legislative, judicial or regulatory actions or developments in response thereto;

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changes in U.S. tax laws, regulations or interpretations, or in the tax laws, regulations or interpretations of other jurisdictions in which we operate, and adjustments we may make in our operations or tax strategies in response to those changes;

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a failure or security breach of, or cyberattack on, enterprise information technology systems that we, or third parties who perform certain functions for us, use or a failure to comply with data protection or privacy regulations;

•	third-party providers may perform poorly, breach their obligations to us or expose us to enhanced risks;

•	our acquisitions may increase our operational and internal control risks for a period of time;

•	we may not realize the contemplated benefits, including cost savings and synergies, of our acquisitions;

•	any determination requiring the write-off of a significant portion of our goodwill and intangible assets;

•	the failure or inadequacy of any methods we employ to manage our loss exposures;

•	the loss of services of any senior executive or other key personnel, or an inability to attract and retain qualified personnel, for our businesses could adversely impact one or more of our operations;

•

the manner in which we manage our global operations through a network of business entities could result in inconsistent management, governance and oversight practices and make it difficult for us to implement strategic decisions and coordinate procedures;

•	our substantial international operations and investments expose us to increased political, civil, operational and economic risks, including foreign currency exchange rate and credit risk;

•	our ability to obtain additional capital for our operations on terms favorable to us;

•	the compliance, or failure to comply, with covenants and other requirements under our credit facilities, senior debt and other indebtedness and our preferred shares;

•	our ability to maintain or raise third-party capital for existing or new investment vehicles and risks related to our management of third-party capital;

•	the effectiveness of our procedures for compliance with existing and future guidelines, policies and legal and regulatory standards, rules, laws and regulations;

•

the impact of economic and trade sanctions and embargo programs on our businesses, including instances in which the requirements and limitations applicable to the global operations of U.S. companies and their affiliates are more restrictive than, or conflict with, those applicable to non-U.S. companies and their affiliates;

•	regulatory changes, or challenges by regulators, regarding the use of certain issuing carrier or fronting arrangements;

•	our dependence on a limited number of brokers for a large portion of our revenues and third-party capital;

•

adverse changes in our assigned financial strength, debt or preferred share ratings or outlook could adversely impact us, including our ability to attract and retain business, the amount of capital our insurance subsidiaries must hold and the availability and cost of capital;

•	changes in the amount of statutory capital our insurance subsidiaries are required to hold, which can vary significantly and is based on many factors, some of which are outside our control;

•	losses from litigation and regulatory investigations and actions; and

•

a number of additional factors may adversely affect our Markel Ventures businesses, and the markets they serve, and negatively impact their revenues and profitability, including, among others: adverse weather conditions, plant disease and other contaminants; changes in government support for education, healthcare and infrastructure projects; changes in capital spending levels; changes in the housing, commercial and industrial construction markets; liability for environmental matters; supply chain and shipping issues, including increases in freight costs; volatility in the market prices for their products; and volatility in commodity, wholesale and raw materials prices and interest and foreign currency exchange rates.

Results from our Insurance, Investments and Markel Ventures operations have been and will continue to be potentially materially affected by these factors.

By making forward-looking statements, we do not intend to become obligated to publicly update or revise any such statements whether as a result of new information, future events or other changes. You are cautioned not to place undue reliance on any forward-looking statements, which are based on our current knowledge and speak only as at their dates.

SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand us and the terms of the notes. The “Description of Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain more detailed information regarding the terms of the notes. You should carefully read this prospectus supplement and the accompanying prospectus to fully understand the terms of the notes and the other considerations that are important to you in making a decision about whether to invest in the notes.

Markel Group Inc.

We are a holding company comprised of a diverse family of businesses and investments. The leadership teams of our businesses operate with a high degree of independence, while at the same time living the values that we call the Markel Style. Our specialty insurance business, Markel, sits at the core of our company. Through decades of sound underwriting, Markel has provided the capital base from which we built a system of businesses and investments that collectively increase Markel Group’s durability and adaptability. We aspire to build one of the world’s great companies by creating win-win-win outcomes for our customers, associates and shareholders. We deploy three financial engines in pursuit of this goal.

Insurance—markets and underwrites specialty insurance products using our underwriting, fronting and insurance-linked securities platforms that enable us to best match risk and capital

Investments—invests premiums received by our underwriting operations and any available earnings provided by our operating businesses in fixed maturity and equity securities

Markel Ventures—owns controlling interests in a diverse portfolio of businesses that operate in a variety of industries

Our three interdependent engines form a system that provides diverse income streams, access to a wide range of investment opportunities and the ability to efficiently move capital to the best ideas across our three engines.

We are a Virginia corporation headquartered at 4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148, telephone number (804) 747-0136.

We use the terms “we,” “us,” “our” and “Markel Group” to refer to Markel Group Inc. in this prospectus supplement.

The Offering

Issuer	Markel Group Inc.

Notes Offered	$600,000,000 aggregate principal amount of 6.000% senior notes due 2054 (the notes).

Maturity Date	May 16, 2054.

Interest Payment Dates	May 16 and November 16 of each year, beginning November 16, 2024.

Optional Redemption	We may redeem the notes at our option, in whole or in part, at any time and from time to time, at the applicable redemption price described in “Description of Notes—Optional Redemption” plus accrued and unpaid interest thereon to the redemption date.

Sinking Fund	None.

Ranking	The notes will be our direct, unsecured and unsubordinated obligations, ranking equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The notes will be effectively junior to any secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will also be effectively junior to all of the liabilities of our subsidiaries. See “Description of Notes—Ranking.”

As of March 31, 2024, we had $3.9 billion of unsubordinated indebtedness outstanding on a consolidated basis. Markel Group currently has no secured debt. Of the reported outstanding indebtedness as of March 31, 2024, our consolidated subsidiaries had $416 million of outstanding indebtedness for borrowed money.

Covenants	The supplemental indenture for the notes contains limitations on our ability to incur certain liens securing debt. See “Description of Notes—Limitation on Liens.” The indenture also contains restrictions on our ability to enter into some consolidations, mergers or transfers of all or substantially all of our assets. Other than as described above, the provisions of the indenture and the supplemental indenture do not afford holders of the notes protection in the event of a takeover, recapitalization or highly leveraged or similar transaction.

Use of Proceeds

We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include the redemption, in whole or in part, of our outstanding Series A 6.00% Fixed-Rate Reset Non-Cumulative Preferred Shares (the Series A Preferred Shares). See “Use of Proceeds.” As of March 31, 2024, we had 600,000 Series A Preferred Shares outstanding, which we have the option to redeem, in whole or in part, on June 1, 2025, at $1,000 per preferred share, plus accrued and unpaid dividends up to, but excluding, the redemption date. This prospectus supplement does not constitute a notice of redemption with respect to our Series A Preferred Shares.

Risk Factors	Investing in the notes involves risks. You should carefully consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, should carefully read the section entitled “Risk Factors” on page S-10 before purchasing any of the notes.

Clearance and Settlement	The notes will be cleared through The Depository Trust Company.

Form and Denomination	The notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee and Paying Agent	The Bank of New York Mellon will act as trustee and paying agent for the notes.

Governing Law	The indenture, the supplemental indenture, and the notes will be governed by the laws of the State of New York.

RISK FACTORS

An investment in the notes involves risks. In addition to the matters addressed in “Cautionary Note on Forward-Looking Statements” and other information included or incorporated in this prospectus supplement and the accompanying prospectus, including the risks relating to our business discussed under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, you should consider the following risk factors in determining whether to purchase the notes.

Risk Factors Relating to The Notes

Our holding company structure results in structural subordination, which may affect our ability to make payments on the notes.

The notes are obligations exclusively of Markel Group Inc. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries to us. In addition, payment of dividends by our insurance subsidiaries may require prior regulatory notice or approval. The notes will be structurally subordinated to all obligations of our subsidiaries, which means that holders of obligations of our subsidiaries have claims on the assets of those subsidiaries that have priority to claims of holders of the notes. The indenture governing the notes does not limit the amount of debt that we or any of our subsidiaries may incur. Our consolidated subsidiaries had $416 million of outstanding indebtedness for borrowed money as of March 31, 2024.

We may incur additional indebtedness or take other actions that could negatively impact holders of the notes.

The indenture governing the notes contains limited covenants. For example, neither we nor our subsidiaries are restricted under the terms of the notes from incurring additional unsecured debt. We and our subsidiaries are also permitted to incur additional secured indebtedness that would be effectively senior to the notes, subject to the limitations described in the section entitled “Description of Notes—Limitations on Liens.” In addition, the limited covenants applicable to the notes do not require us or our subsidiaries to achieve or maintain any minimum financial ratios or specific levels relating to our financial position or results of operations. Further, the indenture governing the notes does not contain provisions that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction, whether or not involving a change of control. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could adversely affect our capital structure or credit rating or have the effect of diminishing our ability to make payments on the notes when due. In addition, neither we nor our subsidiaries are restricted by the terms of the notes from repurchasing common stock or any other securities.

A ratings decline could adversely affect the value of the notes.

The notes may be rated by one or more nationally recognized statistical rating organizations. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

A public market does not currently exist for the notes and a market may not develop or be sustained.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We may choose to redeem the notes prior to maturity.

We may redeem all or a portion of the notes at any time or from time to time at specified redemption prices. See ‘‘Description of Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

USE OF PROCEEDS

We estimate that the net proceeds of the offering, after deducting the underwriting discount but before expenses, will be approximately $592,596,000. We intend to use the net proceeds of the offering for general corporate purposes, which may include the redemption, in whole or in part, of our outstanding Series A Preferred Shares. As of March 31, 2024, we had 600,000 Series A Preferred Shares outstanding, which we have the option to redeem, in whole or in part, on June 1, 2025, at $1,000 per preferred share, plus accrued and unpaid dividends up to, but excluding, the redemption date.

This prospectus supplement does not constitute a notice of redemption with respect to our Series A Preferred Shares.

To the extent any of the underwriters or their affiliates hold positions in the Series A Preferred Shares, if we use the net proceeds of this offering to redeem such Series A Preferred Shares, such underwriters or affiliates may receive a portion of the net proceeds of this offering. See “Underwriting.”

DESCRIPTION OF NOTES

Set forth below is a description of the specific terms of the notes. This description supplements, and should be read together with, the description of the general terms and provisions of the senior Debt Securities set forth in the accompanying prospectus under the caption “Description of Debt Securities” and, to the extent it is inconsistent with the accompanying prospectus, replaces the description in the accompanying prospectus. The notes will be issued as a separate series of debt securities under an indenture, dated as of June 5, 2001, between Markel Group and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as indenture trustee, as supplemented and amended by the seventeenth supplemental indenture, to be dated as of May 16, 2024 (as amended, the Indenture). The following description is not complete in every detail and is subject to, and is qualified in its entirety by reference to, the description of the notes in the accompanying prospectus and the Indenture. Capitalized terms used in this “Description of Notes” that are not defined in this prospectus supplement have the meanings given to them in the accompanying prospectus or the Indenture.

As used in this section “Description of Notes” and in the accompanying prospectus under the caption “Description of Debt Securities,” any references to “the Company,” “us,” “we,” “our” or “Markel Group” are to Markel Group Inc., excluding its subsidiaries.

General

The notes will be our senior unsecured obligations. The notes will initially be limited in aggregate principal amount to $600,000,000.

We may, without the consent of the existing holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes and such additional notes, together with the original notes, will constitute a single series of notes under the Indenture (provided that any additional notes issued as part of a single series with any outstanding notes will have a separate CUSIP number unless the additional notes either (i) have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) are issued in a qualified reopening for U.S. federal income tax purposes).

The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest, on May 16, 2054. The notes are not subject to any sinking fund provision. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking

The notes will be our direct, unsecured and unsubordinated obligations ranking equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The notes will be effectively junior to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Markel Group currently has no secured debt. As of March 31, 2024, we had $3.9 billion of unsubordinated indebtedness outstanding on a consolidated basis.

The notes will also be effectively junior to all of the liabilities of our subsidiaries. Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of the notes will generally have a junior position to claims of creditors of our subsidiaries, including insureds, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. See “Risk Factors—Risk Factors Relating to the Offering—Our holding company structure results in structural subordination, which may affect our ability to make payments on the notes.” Of the reported outstanding indebtedness as of March 31, 2024, our consolidated subsidiaries had $416 million of outstanding indebtedness for borrowed money.

Unless otherwise described below under “—Limitation on Liens” or in the accompanying prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” the Indenture does not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged similar transaction involving our Company. Accordingly, we could in the future enter into transactions that could increase the amount of our or our subsidiaries’ indebtedness outstanding at that time or otherwise affect our capital structure or credit ratings.

Interest

Each note will bear interest at the rate of 6.000% per year from May 16, 2024 or from the most recent date to which interest has been paid.

Interest on the notes is payable semi-annually in arrears on May 16 and November 16 of each year (each, an interest payment date). The initial interest payment date for the notes is November 16, 2024.

The amount of interest payable on the notes will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date.

So long as the notes remain in book-entry form, the record date for each interest payment date will be the close of business on the business day before the applicable interest payment date. If the notes are not in book-entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day before the applicable interest payment date (whether or not a business day); however, interest payable at maturity or upon redemption or repurchase will be paid to the person to whom principal is payable.

Optional Redemption

Prior to November 16, 2053 (six months prior to their maturity date) (the Par Call Date), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

“Business Day” means, with respect to any Place of Payment or other location, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment (as defined in the Indenture) or other location are authorized or obligated by law, regulation or executive order to close.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (H.15) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the Remaining Life); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption that are held in certificated form will be made by lot by the trustee. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes and selection of the notes for redemption shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Limitation on Liens

Neither we nor our Material Subsidiaries will issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, upon any shares of the voting stock of a Material Subsidiary without providing that the notes will be secured equally and ratably with, or prior to, that secured indebtedness so long as the indebtedness remains outstanding. These restrictions, however, do not apply to certain liens, including liens upon shares of voting stock of any corporation that exist at the time that corporation becomes a Material Subsidiary and extensions, renewals or replacements of these pre-existing liens. The term “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with GAAP) represent at least 20% of our total assets on a consolidated basis.

Events of Default

The following are events of default for the notes:

(1)	default in payment of the principal amount at maturity;

(2)	default in payment of interest, which default continues for 30 days;

(3)

our failure to comply with any of our other agreements in the notes or the Indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

(4)

(a) our failure to make any payment by the end of any applicable grace period after maturity of Indebtedness, which term as used in the Indenture means our obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an aggregate principal amount in excess of $150,000,000 (in each case, Indebtedness) and continuance of such failure, or (b) the acceleration of Indebtedness because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in each case, for a period of 10 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding; however, if any such failure or acceleration referred to in (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default by reason thereof will be deemed not to have occurred; or

(5)	certain events of bankruptcy or insolvency affecting us.

An event of default for the notes does not necessarily constitute an event of default for any other series of notes issued under the Indenture. Holders of other series of notes issued under the Indenture may be able to declare an event of default for such applicable series of notes when the holders of the notes do not have a right to declare an event of default for the notes.

If an event of default (other than as specified in clause (5) above) occurs and is continuing, the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to the trustee and us, may declare the principal of, and accrued interest on, all of the outstanding notes due and payable immediately, upon which declaration all amounts payable in respect of such notes will be immediately due and payable. If an event of default specified in clause (5) above occurs and is continuing, then the principal of, and accrued interest on, all of the outstanding notes will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of such notes.

After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to us and the trustee, may rescind such declaration if (a) we have paid or deposited with the trustee a sum sufficient to pay (i) all sums paid or advanced by the trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, (ii) all overdue interest on all notes, (iii) the principal of any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all events of default, other than the nonpayment of principal of, and interest on, the notes that has become due solely by such declaration of acceleration, have been cured or waived.

The holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all the notes waive any past defaults under the Indenture, except a default in the payment of the principal of, or interest on, any notes, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each note outstanding.

No holder of any of the notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least a majority in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee under the notes and the Indenture, the trustee has failed to institute such proceeding within 60 days after receipt of such notice and the trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. Such limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, or interest on, such note on or after the respective due dates expressed in such note.

Defeasance

Under the Indenture, we may exercise rights of defeasance (either as to all our obligations or as to certain covenants, which we call covenant defeasance) as described in the accompanying prospectus under “Description of Debt Securities—Defeasance.” In addition to the conditions of the Indenture described in the accompanying prospectus, we must, as a condition to exercising rights of defeasance or covenant defeasance with respect to the notes, deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the then outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of a defeasance (but not a covenant defeasance), the opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws. If we accomplish covenant defeasance, we will be released from certain covenants described in the Indenture and supplemental indentures, including the covenant described above under “—Limitations on Liens.”

The Trustee

The trustee under the Indenture is The Bank of New York Mellon. In the ordinary course of business, we may borrow money from, and maintain other banking relationships with, the trustee and its affiliates.

Book-Entry Procedures and Settlement

Upon issuance, the notes will be represented by one or more fully registered global certificates. Each global certificate will be deposited with the trustee on behalf of DTC as its custodian and will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. DTC will thus be the only registered holder of these securities.

The following is based on information furnished to us by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the Exchange Act). DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (Direct Participants) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants).

DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission.

Purchases of the notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect

Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, unless use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all of the notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the applicable notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to the Company or the trustee. Under such circumstances, if a successor depository is not obtained, note certificates are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we and the trustee take no responsibility for the accuracy thereof.

Neither we or the trustee have any responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Global Procedures

The following is based on information made available by Clearstream Banking, société anonymé (Clearstream) and Euroclear Bank S.A./N.V. (Euroclear) or obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. Neither we or the trustee have any responsibility for the performance by Clearstream and Euroclear or either of their Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Investors may elect to hold interests in the notes through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion is for general information only and does not address all of the potential U.S. federal income tax considerations that may be relevant to a holder with respect to the purchase, ownership and disposition of the notes. Without limiting the generality of the foregoing, the discussion does not address the effect of any special rules applicable to certain types of holders, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, mutual funds, real estate investment trusts, regulated investment companies, tax-exempt entities, personal holding companies, controlled foreign corporations, passive foreign investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates (or former long-term residents of the United States), persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, investors in pass-through entities (including partnerships and Subchapter S corporations) that invest in our notes, or persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement. In addition, this discussion is limited to holders who purchase the notes on original issuance at the first price at which a substantial portion of the notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code). This discussion does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate, gift or alternative minimum tax laws, any foreign tax laws or any tax treaties. For purposes of this discussion, “holder” means either a U.S. holder (as defined below) or a non-U.S. holder (as defined below) or both, as the context may require.

The discussion is based upon provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, rulings, pronouncements, judicial decisions and administrative interpretations of the Internal Revenue Service (the IRS), all as in effect as of the date of this prospectus supplement and all of which are subject to change, possibly on a retroactive basis, at any time.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

Persons considering the purchase of the notes should consult their own tax advisors with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Optional Redemption

We may redeem some or all of the notes at the redemption prices discussed under the caption “Description of Notes—Optional Redemption.” Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. We intend to take the position that the likelihood of a redemption of the notes is remote and likewise do not intend to treat the possibility of any premium payable on a redemption as affecting the yield to maturity of our notes, and we intend to take the position that the notes are not contingent payment debt instruments under applicable Treasury regulations. You will be bound by our determination that these contingencies are remote unless you disclose your contrary position in the manner required by the applicable Treasury regulations. Our determination is not, however, binding on the IRS. A successful challenge of this position by the IRS could affect the timing and amount of income inclusions with respect to the notes, and it could also cause any gain from the sale or other disposition of a note to be treated as ordinary income rather than as capital gain. Holders of the notes should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to U.S. holders of the notes. As used in this discussion, the term “U.S. holder” means a holder or beneficial owner of a note that is:

•	an individual who is a citizen of the United States or who is a resident alien of the United States for U.S. federal income tax purposes;

•

a corporation, or other entity taxable for U.S. federal income tax purposes as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement classified as a partnership for U.S. tax purposes holds notes, the tax treatment of the partnership and each partner will depend on the activities of the partnership and the status of the partner. Partnerships acquiring notes, and partners in such partnerships, should consult their own tax advisors.

Taxation of Interest

The notes bear interest at a fixed rate. We do not intend to issue the notes at a discount that will equal or exceed a de minimis amount of original issue discount (OID) and it is assumed for purposes of this discussion that the notes will be issued with less than a de minimis amount of OID for U.S. federal income tax purposes. Accordingly, interest on a note will generally be includible in income of a U.S. holder as ordinary income at the time the interest is received or accrued, in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of a Note

A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption or other taxable disposition of a note measured by the difference, if any, between (i) the amount of cash and the fair market value of any other property realized by the holder in the sale, exchange, redemption or other taxable disposition, except to the extent that the cash or other property received in respect of a note is attributable to accrued interest on the note not previously included in income, which amount will be taxable as ordinary income, and (ii) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder.

Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale, exchange, redemption or other taxable disposition, the note has been held by the U.S. holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income. All taxpayers are subject to certain limitations on the deductibility of their capital losses.

Net Investment Income

A tax of 3.8% (the Net Investment Income Tax) is generally imposed on the lesser of (i) “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain trusts and estates, in each case, for the relevant taxable year and (ii) the excess of the U.S. holder’s (a) modified adjusted gross income in the case of an individual or (b) adjusted gross income in the case of an estate or trust, in each case, for the taxable year over a certain threshold. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of certain property, including the notes, unless such income or gain is derived in the ordinary course of the conduct of the holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders should consult their own tax advisors regarding the possible implications of the Net Investment Income Tax in their particular circumstances.

Information Reporting and Backup Withholding

U.S. holders, except for certain exempt recipients, will generally be subject to information reporting and backup withholding on payments of interest, principal, gross proceeds from a disposition of notes and redemption premium, if any. However, backup withholding generally applies only if the U.S. holder:

•	fails to furnish or furnishes an incorrect social security or other taxpayer identification number within a reasonable time after a request for such information;

•	fails to report interest properly; or

•

fails, under certain circumstances, to provide a properly completed IRS Form W-9 (or a suitable substitute or successor form or such other form as the IRS may prescribe), signed under penalties of perjury, certifying that the taxpayer identification number provided is its correct number and that the U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided such holder furnishes the required information to the IRS. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. We cannot refund amounts once withheld.

We will furnish annually to the IRS, and to record holders of the notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of backup withholding, if any, with respect to payments on the notes.

Non-U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to non-U.S. holders of the notes. The term “non-U.S. holder” means a holder or beneficial owner of a note who is not a U.S. holder and is not a partnership, including any entity or arrangement properly classified as a partnership for U.S. federal income tax purposes.

Taxation of Interest

Subject to the discussions under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance,” below, payments of interest on a note to any non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest” exemption, provided that:

•

such interest paid on the notes is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all our voting stock within the meaning of the Code and applicable Treasury regulations;

•	the non-U.S. holder is not a “controlled foreign corporation” (as defined in the Code) that is related, actually or constructively, to us through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) the non-U.S. holder provides the applicable withholding agent a properly completed applicable IRS Form W-8, including the non-U.S. holder’s name and address and certifying, under penalties of perjury, that the non-U.S. holder is not a “United States person” (as defined under the Code) or (b) the non-U.S. holder holds the notes through certain non-U.S. intermediaries and satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder that does not satisfy the requirements of the “portfolio interest” exemption described above generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, or a lower applicable treaty rate, on payments of interest on the notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

If the payments of interest on a note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a 30% branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the non-U.S. holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification.

In order to claim a tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, the non-U.S. holder must provide a properly executed Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe). Under Treasury regulations, a non-U.S. holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.

Sale, Exchange, Redemption or Other Taxable Disposition of a Note

Subject to the discussions under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance,” below, any gain realized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

Proceeds from the disposition of a note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above under “—Taxation of Interest” with respect to interest paid on a note.

Information Reporting and Backup Withholding

Any payments of interest to a non-U.S. holder will generally be reported to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification, as described above under “—Taxation of Interest,” has been received or an exemption otherwise has been established, provided that neither we nor the person who otherwise would be required to withhold U.S. federal income tax has actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of the notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the notes by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a U.S. related person). In the case of the payment of the proceeds from the disposition of the notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting, but not backup withholding, on the payment unless the broker has actual knowledge that the payee is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability provided such holder furnishes the required information to the IRS.

FATCA Withholding

Under Sections 1471 through 1474 of the Code and IRS guidance issued thereunder (FATCA), a 30% U.S. federal withholding tax is generally imposed on payments of interest on a note, and, subject to the proposed regulations discussed below, will be imposed on the gross proceeds from the sale, exchange, redemption or other taxable disposition of a note, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments to, and to collect and provide to the U.S. tax authorities substantial information regarding, U.S. account holders of such institution, (2) in the case of a non-financial foreign entity, such entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. While withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition (including a retirement or redemption) of a note on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Taxation of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Prospective investors should consult their own tax advisors regarding the possible implication of FATCA on their investment in the notes.

UNDERWRITING

Under the terms and subject to the conditions set forth in the underwriting agreement and related pricing agreement, each dated May 13, 2024, the underwriters named below have agreed, severally and not jointly, to purchase and we have agreed to sell to them, the respective principal amount of the notes set forth opposite their respective names below:

Underwriter	Principal Amount of the Notes
J.P. Morgan Securities LLC	$150,000,000
Citigroup Global Markets Inc.	$135,000,000
Wells Fargo Securities, LLC	$135,000,000
BofA Securities, Inc.	$60,000,000
Barclays Capital Inc.	$42,000,000
BNY Mellon Capital Markets, LLC	$42,000,000
Siebert Williams Shank & Co., LLC	$12,000,000
Capital One Securities, Inc.	$12,000,000
Truist Securities, Inc.	$6,000,000
Academy Securities, Inc.	$3,000,000
Multi-Bank Securities, Inc.	$3,000,000

Total	$600,000,000

The underwriters have agreed to purchase the notes at an initial public offering price equal to 99.641% of the principal amount of the notes, less a total underwriting discount of $5,250,000, for a total purchase price of $592,596,000.

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all the notes if any are taken.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

The underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to dealers at that price less a concession not in excess of 0.525% of the principal amount of the notes. The underwriters may allow, and such dealers may re-allow, a discount not in excess of 0.350% of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

We estimate the expenses of this offering, not including the underwriting discount, to be approximately $1,400,000. These expenses are payable by us.

The notes are a new issue of securities with no established trading market. We have not applied for and do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position with respect to the notes in connection with the offering, i.e., if they sell more of the notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing notes in this offering, if the underwriters repurchase previously distributed notes in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters or their respective affiliates have provided and may in the future continue to provide commercial and investment banking and other financial services for us and our affiliates in the ordinary course of business, for which they received and may continue to receive customary fees and commissions. An affiliate of Wells Fargo Securities, LLC is currently the administrative agent and a lender under our revolving credit facility. No amounts are currently outstanding under our credit facility. BNY Mellon Capital Markets, LLC, one of the underwriters, is an affiliate of the trustee under the indenture.

To the extent any of the underwriters or their affiliates hold positions in the Series A Preferred Shares, if we use net proceeds of this offering to redeem the Series A Preferred Shares, such underwriters or affiliates may receive a portion of the net proceeds of this offering.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

T+3 Settlement

We expect that delivery of the notes will be made to investors on or about the delivery date specified on the cover page of this prospectus supplement, which will be the third (3rd) business day following the date of this prospectus supplement (such settlement being referred to as T+3). Under Rule 15c6-1 under the Exchange Act, trades in the secondary markets generally are required to settle in two (2) business days (T+2), unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to the delivery date should consult their own advisors.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), no notes have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation (as defined below), except that offers of notes may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any notes being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No notes have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the notes which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the notes may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation (as defined below);

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (FSMA).

provided that no such offer of the notes shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the notes in the United Kingdom within the meaning of FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Hong Kong

The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the CO), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue, in each case whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (Taiwan) pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act, which requires us to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-15811. Our SEC filings are available over the internet at the SEC’s home page at http://www.sec.gov. Our SEC filings are also available on our website, www.mklgroup.com. Our website also includes other information about us. The information available on our website (other than documents expressly incorporated by reference into this prospectus supplement as set forth below) is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC relating to the notes. The SEC allows us to “incorporate by reference” the information filed with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC (other than any portions of the documents not deemed to be filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the offered securities are sold. The documents incorporated by reference are:

•	Annual Report on Form 10-K for the year ended December 31, 2023;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024; and

•	Current Report on Form 8-K filed February 26, 2024.

You may request a copy of these filings at no cost, by writing or telephoning Investor Relations, Markel Group Inc., 4521 Highwoods Parkway, Glen Allen, Virginia 23060, telephone: (804) 747-0136, or e-mail at IR@markel.com.

VALIDITY OF NOTES

Certain legal matters in connection with the notes will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. The underwriters are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Markel Group Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

MARKEL GROUP INC.

Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants, Share Purchase Contracts and Share Purchase Units

From time to time, we may offer and sell:

•	common shares;

•	preferred shares;

•	depositary shares;

•	debt securities;

•	warrants;

•	share purchase contracts; and

•	share purchase units.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Our common shares are traded on the New York Stock Exchange under the symbol “MKL.”

Investing in our securities involves risks. For a description of these risks, see “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2024.

MARKEL GROUP INC.

General

Markel Group Inc. (Markel Group) is a holding company comprised of a diverse family of businesses and investments. The leadership teams of our businesses operate with a high degree of independence, while at the same time living the values that we call the Markel Style. Our specialty insurance business, Markel, sits at the core of our company. Through decades of sound underwriting, Markel has provided the capital base from which we built a system of businesses and investments that collectively increase Markel Group’s durability and adaptability. We aspire to build one of the world’s great companies by creating win-win-win outcomes for our customers, associates and shareholders. We deploy three financial engines in pursuit of this goal.

Insurance—markets and underwrites specialty insurance products using our underwriting, fronting and insurance-linked securities platforms that enable us to best match risk and capital

Investments—invests premiums received by our underwriting operations and any available earnings provided by our operating businesses in fixed maturity and equity securities

Markel Ventures—owns controlling interests in a diverse portfolio of businesses that operate in a variety of industries

Our three interdependent engines form a system that provides diverse income streams, access to a wide range of investment opportunities and the ability to efficiently move capital to the best ideas across our three engines.

We are a Virginia corporation headquartered at 4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148, telephone number (804) 747-0136.

We use the terms “we,” “us,” “our” and “Markel Group” to refer to Markel Group Inc. in this prospectus.

Safe Harbor and Cautionary Statements

This prospectus contains or incorporates by reference statements concerning or incorporating our expectations, assumptions, plans, objectives, future financial or operating performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. There are risks and uncertainties that may cause actual results to differ materially from predicted results in forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Additional factors that could cause actual results to differ from those predicted will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in any prospectus supplement and other offering materials.

By making forward-looking statements, we do not intend to become obligated to publicly update or revise any such statements whether as a result of new information, future events or other changes. You should not place undue reliance on any forward-looking statements, which speak only as at their dates.

Risk Factors

Investing in our securities involves certain risks. We have identified a number of these risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. You should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you. See “Where You Can Find More Information About Markel Group” and “Incorporation of Information We File with the SEC.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities for general corporate purposes, including acquisitions, repayment of debt, additions to working capital, capital expenditures, investments in subsidiaries and third parties and the repurchase, redemption or retirement of securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and related provisions of our articles of incorporation and our bylaws and applicable Virginia law. This description is qualified in its entirety by reference to, and should be read together with, our articles of incorporation, our bylaws and the applicable provisions of Virginia law. Our articles of incorporation and our bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About Markel Group” and “Incorporation of Information We File with the SEC.”

Our authorized capital consists of 50,000,000 common shares, no par value, and 10,000,000 preferred shares, no par value.

Common Shares

Our common shares are listed on the New York Stock Exchange under the symbol “MKL.”

Each holder of our common shares is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Cumulative voting in the election of directors is not permitted. As a result, the holders of more than 50% of the outstanding shares have the power to elect all directors. The quorum required at a shareholders’ meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares voting on the matter at the meeting generally is required for shareholder approval. However, approval is required by the affirmative vote of more than two-thirds of all shares entitled to vote, whether or not represented at the meeting, in the case of major corporate actions, such as:

•	a merger;

•	a share exchange;

•	the dissolution of Markel Group;

•	an amendment to our articles of incorporation; or

•	the sale of all or substantially all of our assets.

These provisions, together with our ability to issue preferred shares with disproportionately high voting power could be used in, or have the effect of, preventing or deterring a party from gaining control of Markel Group, whether or not beneficial to public shareholders, and could discourage tactics that involve an actual or threatened change of control of Markel Group.

Subject to the rights of any holders of our preferred shares, the holders of common shares are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, in the event of liquidation, dissolution or winding up of Markel Group, to share ratably in all assets remaining after the payment of liabilities. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to common shares. All common shares outstanding upon the consummation of any offering will be legally issued, fully paid and nonassessable.

Our transfer agent and registrar for common shares is Equiniti Trust Company, LLC.

Voting Rights with Respect to Extraordinary Corporate Transactions

Under Virginia law, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, if the proposed transaction is approved by more than two-thirds of all of the votes entitled to be cast on that matter. A merger or share exchange plan must be approved by each voting group entitled to vote separately on the plan by more than two-thirds of all the votes entitled to be cast on the plan by that voting group. The articles of incorporation may provide for a greater or lesser vote, but not less than a majority of all the votes cast on the transaction by each voting group entitled to vote on the transaction. Our articles of incorporation do not provide for a greater or lesser vote.

Anti-takeover Statutes

Virginia law, except as to companies that elect not to be covered, prohibits the following transactions between a Virginia corporation and any “interested shareholder,” as defined below:

•	mergers and statutory share exchanges;

•	material dispositions of corporate assets not in the ordinary course of business;

•	any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

•

any reclassification, including a reverse stock split, recapitalization or merger of the corporation with its subsidiaries that increases the percentage of voting shares beneficially owned by an interested shareholder by more than 5%.

An interested shareholder of a corporation is, among others, a person who is, or an affiliate or associate of the corporation who was within three years of the transaction, a beneficial owner of more than 10% of any class of the outstanding voting shares of the corporation unless a majority of disinterested directors approved the acquisition of shares making a person an interested shareholder. Unless the affiliated transaction comes within an applicable exemption, an affiliated transaction in the three years after a person becomes an interested shareholder must be approved by the affirmative vote of a majority of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder. After three years, an affiliated transaction must be approved by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder, unless the affiliated transaction is approved by a majority of the disinterested directors or meets “fair price” criteria. We have not made an election not to be covered by these provisions of the Virginia law.

Under Virginia law, voting rights for “control shares” must be approved by a corporation’s shareholders, not including the shares held by the acquiring person, unless at the time of any control share acquisition the articles of incorporation or bylaws of the corporation provide that this provision does not apply to acquisitions of its shares. “Control shares” are shares whose acquisition entitles the acquiror to between 1/5 and 1/3, between 1/3 and 1/2, or greater than 1/2 of a corporation’s voting power. If a shareholder has acquired control shares with a majority of all voting power and these shares have been given voting rights, all other shareholders have dissenters’ rights. Virginia law exempts from these provisions acquisitions where the corporation is a party to the governing agreement. We have not made any election not to be governed by these provisions of Virginia law. Our board of directors can elect not to be governed by these provisions at any time before four days after receipt of a control share acquisition notice.

Insurance Holding Company Regulations on Change of Control

We are regulated as an insurance holding company and are subject to state and foreign laws that restrict the ability of any person to obtain control of an insurance holding company without prior regulatory approval. Without this approval or an exemption, no person may acquire, or seek to acquire, any voting security of an insurance holding company that controls an insurance subsidiary, or merge with the holding company if, as a result, the person would obtain control of the holding company. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is usually presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Directors’ Duties

Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees, if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonable or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Advance Notice of Shareholder Business and Nominations

Our bylaws provide that shareholders seeking to make a proposal or nominate a director at an annual meeting of shareholders (other than a proposal or nomination of a director to be included in our proxy materials pursuant to our “proxy access” bylaw) must give notice in writing of the proposal or nomination to our Secretary, by registered or certified United States mail, at our principal executive offices, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be given not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the date on which we first publicly announce the date of such meeting, whichever is later. Our bylaws also specify certain requirements for the notice. These provisions may preclude shareholders from making a proposal or nominating a director at an annual meeting of shareholders.

Proxy Access for Board of Director Nominations

Our bylaws provide shareholders with “proxy access,” which permits a shareholder (or a group of up to 20 shareholders) holding at least 3% of our outstanding common shares continuously for at least three years to nominate and include director nominees (up to the greater of two individuals or 20% of the number of directors in office as of the last day on which notice of such nomination(s) may be given) in our proxy materials. Any eligible shareholder, or group of shareholders, wishing to nominate and include director nominees in our proxy materials must give notice in writing of the proposed nomination(s), along with certain nomination materials, to our Secretary, by registered or certified United States mail, at our principal executive offices, not later than the close of business on 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders. Our bylaws also specify certain requirements for the notice, nominee(s) and accompanying nomination materials. These provisions may preclude certain shareholders from nominating director nominees, or certain director nominees from being properly nominated, in each case pursuant to our proxy access provisions.

Preferred Shares

Our preferred shares are issuable in one or more series from time to time at the direction of the board of directors. The board of directors is authorized, with respect to each series, to fix its:

•	designation;

•	relative rights, including voting, dividend, conversion, sinking fund and redemption rights;

•	preferences, including with respect to dividends and on liquidation; and

•	limitations.

The board of directors, without shareholder approval, can issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common shares. This right of issuance could be used as a method of preventing a party from gaining control of us. All preferred shares outstanding upon the consummation of any offering will be legally issued, fully paid and nonassessable.

In May 2020, we issued 600,000 6.00% Fixed-Rate Reset Non-Cumulative Series A preferred shares, with no par value and a liquidation preference of $1,000 per share. Certain terms of the Series A preferred shares are described below and the full terms of the Series A preferred shares are set forth in Article IVA of our articles of incorporation.

The Series A preferred shares are not convertible into, or exchangeable for, our common shares or any other class or series of shares or other securities of Markel Group. The Series A preferred shares have no stated maturity and are not subject to any sinking fund, retirement fund or purchase fund or other obligation of us to redeem, repurchase or retire the Series A preferred shares.

We have the option to redeem the Series A preferred shares: (a) in whole but not in part, at any time, within 90 days after the occurrence of a “rating agency event,” at $1,020 per Series A preferred share, plus accrued and unpaid dividends, (b) in whole but not in part, at any time, within 90 days after the occurrence of a “regulatory capital event” at $1,000 per Series A preferred share, plus accrued and unpaid dividends, or (c) in whole or in part, on June 1, 2025, or every fifth anniversary of that date, at $1,000 per Series A preferred share, plus accrued and unpaid dividends. A “rating agency event” means that any nationally recognized statistical rating organization that publishes a rating for Markel Group amends, clarifies or changes the criteria it uses to assign equity credit to securities like the Series A preferred shares, which results in shortening the length of time that the Series A preferred shares are assigned a particular level of equity credit or in the lowering of the equity credit assigned to the preferred shares. A “regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and determines that, under such capital adequacy guidelines, the liquidation preference amount of the Series A preferred shares would not qualify as capital.

The Series A preferred shares rank senior to our common shares with respect to the payment of dividends and liquidation rights. Holders of the Series A preferred shares will be entitled to receive non-cumulative cash dividends, when, as and if declared by the board of directors, from the original issue date, semi-annually in arrears on the first day of June and December of each year. We accrue dividends when they are declared by the board of directors. To the extent declared, these dividends will accrue, on the liquidation preference of $1,000 per share, at a fixed annual rate of 6.00% from the original issue date to June 1, 2025. After June 1, 2025, the dividend rate will reset every five years and accrue at an annual rate equal to the five-year U.S. Treasury Rate as of two business days prior to the reset date, plus 5.662%. Dividends will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared for any dividend period, then dividends for that dividend period will cease to accrue and will not be payable. If any Series A preferred shares remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series A preferred shares have been paid, we may not (i) declare or pay a dividend on our common shares or (ii) purchase, redeem or otherwise acquire for consideration any common shares, subject to certain exceptions.

Holders of the Series A preferred shares have no voting rights, except with respect to certain fundamental changes in the terms of the Series A preferred shares, in the case of certain dividend non-payments and as otherwise required by applicable law. If dividends on the Series A preferred shares are not declared and paid for three dividend periods, whether or not for consecutive dividend periods, holders of the outstanding Series A preferred shares will be entitled, subject to certain terms and limitations, to vote for the election of two additional directors.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional preferred shares, rather than whole preferred shares. If we do, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred shares. The shares of any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States, as preferred shares depositary. The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be subject to all limitations and restrictions on, and entitled to all the rights and preferences of, the underlying preferred share (including, if applicable, dividend, voting, redemption, conversion and liquidation rights) in proportion to the applicable fraction of a preferred share represented by such depositary share. The particular terms of any offered depositary shares will be described in the applicable prospectus supplement related to such offering. If we offer depositary shares, we will file the deposit agreement and depositary receipt relating to the depositary shares as exhibits to, or incorporate them by reference in, the registration statement of which this prospectus is a part. See “Where You Can Find More Information About Markel Group” and “Incorporation of Information We File with the SEC.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer from time to time. We will file prospectus supplements and may provide other offering materials that will describe the specific terms of offered debt securities.

We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either senior obligations of ours issued in one or more series and referred to as “senior debt securities” or subordinated obligations of ours issued in one or more series and referred to as “subordinated debt securities.” The senior debt securities and the subordinated debt securities are collectively referred to as “debt securities.” We will issue our senior debt securities under a senior indenture dated as of June 5, 2001 and our subordinated debt securities under a subordinated indenture to be entered later. The senior indenture and the subordinated indenture are sometimes referred to collectively as the “indentures” and each individually as an “indenture.” Each indenture has been or will be entered into by us and an independent third party, known as a “trustee,” who is or will be legally obligated to carry out the terms of the indenture. The Bank of New York Mellon is the trustee under our senior indenture and will be the trustee under our subordinated debt indenture. The particular terms of the offered debt securities and the extent to which the general provisions described below may apply to the offered debt securities will be described in the prospectus supplement or other offering materials.

We have summarized certain terms and provisions of the indentures. The summary is not complete. If we refer to particular provisions of the indentures, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference. See “Where You Can Find More Information About Markel Group” and “Incorporation of Information We File with the SEC.” The indentures are subject to and governed by the Trust Indenture Act of 1939. You should refer to the applicable indenture for the provisions that may be important to you.

The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Unless otherwise provided in a prospectus supplement or other offering materials, our senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior indebtedness, including the senior debt securities, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement or other offering materials.

The applicable prospectus supplement or other offering materials will describe the terms of any debt securities being offered, including:

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date or method for determining the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the places where the principal and interest will be payable;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities, as defined below, or certificates;

•	additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

•

whether the debt securities will be issuable in registered form, referred to as “registered securities,” or bearer form, referred to as “bearer securities,” or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of bearer securities;

•

whether the debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of “senior indebtedness”;

•	any applicable material federal tax consequences;

•	the dates on which premium, if any, will be payable;

•	any listing on a securities exchange;

•	if convertible into our common shares or preferred shares, the terms on which the debt securities are convertible;

•

the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on debt securities of the series and any corresponding changes to the provisions of the indenture as currently in effect;

•

the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, money, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as currently in effect;

•	the initial public offering price; and

•	other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the debt securities.

If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to the debt securities and the foreign currency will be specified in the applicable prospectus supplement or other offering materials.

Debt securities may be issued as original issue discount securities, as defined in the indentures, to be sold at a substantial discount below their principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement or other offering materials. Conditions under which payment of the principal of the subordinated debt securities may be accelerated will be set forth in the applicable prospectus supplement or other offering materials. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement or other offering materials.

Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series, unless otherwise indicated in the applicable prospectus supplement or other offering materials.

Covenants

Under the indentures, we will be required to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable trustee within 120 days after the end of each fiscal year confirming our compliance with our obligations under the applicable indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Any additional covenants will be described in the applicable prospectus supplement or other offering materials.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in a prospectus supplement or other offering materials, each series of debt securities will be issued in registered form only, without coupons. We may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to the offices located outside the United States of some United States financial institutions. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. These procedures and limitations will be described in the prospectus supplement or other offering materials relating to the offering of the bearer securities.

Unless otherwise indicated in a prospectus supplement or other offering materials, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in a prospectus supplement or other offering materials, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency of the trustee in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

Unless otherwise indicated in a prospectus supplement or other offering materials, payment of principal of, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at the office or agency outside the United States as specified in the prospectus supplement or other offering materials and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement or other offering materials, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to the interest payment date. Unless otherwise indicated in a prospectus supplement or other offering materials, no payment of principal, premium or interest with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States, except that if amounts owing with respect to any bearer securities will be payable in U.S. dollars, payment may be made at the corporate trust office of the applicable trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, but only if payment of the full amount of the principal, premium or interest at all offices outside of the United States maintained for this purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

Ranking of Debt Securities; Holding Company Structure

The senior debt securities will be our unsubordinated obligations and will rank equally in right of payment with all our other unsubordinated indebtedness. The subordinated debt securities will be our obligations and will be subordinated in right of payment to all existing and future senior indebtedness, as specified in the applicable prospectus supplement or other offering materials. The prospectus supplement or other offering materials will describe the subordination provisions and set forth the definition of “senior indebtedness” applicable to the subordinated debt securities, and the approximate amount of the senior indebtedness outstanding as of a recent date.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Payment of dividends or advances from our insurance subsidiaries may require prior regulatory notice or approval. Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including insureds, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a “depositary” identified in the prospectus supplement or other offering materials relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and material limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement or other offering materials.

Redemption and Repurchase

The debt securities may be redeemable at our option, in whole or in part, or may be subject to mandatory redemption through a sinking fund or otherwise, in each case upon the terms, at the times and at the redemption price together with interest as set forth in the applicable prospectus supplement or other offering materials on notice given at least 20 days before the date of redemption. Senior and subordinated debt securities may be subject to repurchase by us at the option of the holders upon the terms, at the times and at the price together with interest set forth in the applicable prospectus supplement or other offering materials.

We must repay the senior and subordinated debt securities at the option of the holders before the stated maturity date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided, the senior and subordinated debt securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified repayment dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the repayment date.

For any senior or subordinated debt security to be repaid, the trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, The City of New York not more than 60 nor less than 30 calendar days before the date of repayment:

•

in the case of a certificated senior or subordinated debt security, the certificated senior or subordinated debt security and the form in the senior or subordinated debt security entitled “Option of Holder to Elect Repayment” duly completed; or

•	in the case of a book-entry senior or subordinated debt security, instructions to that effect from the beneficial owner to the securities depositary, forwarded by the securities depositary.

Exercise of the repayment option by the holder will be irrevocable.

Only the securities depositary may exercise the repayment option in respect of beneficial interests in book-entry senior or subordinated debt securities. Accordingly, beneficial owners who desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry senior or subordinated debt securities, or the global certificate representing the related book-entry senior or subordinated debt securities, to the trustee on the securities depositary’s records.

Conversion and Exchange

The applicable prospectus supplement or other offering materials will set forth the terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares, preferred shares or other debt securities. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

The applicable prospectus supplement or other offering materials will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that may be incurred by us and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement or other offering materials, the indentures will not require the maintenance of any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a takeover, recapitalization or similar restructuring or change in control of Markel Group.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger, subject to specified limitations and conditions, between us and another corporation. They also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation must assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we must also deliver an opinion of counsel to the applicable trustee affirming our compliance with all conditions in the applicable indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the applicable indenture, and we will be relieved of our obligations under the applicable indenture and the debt securities issued under it.

Events of Default

Unless otherwise specified in the applicable prospectus supplement or other offering materials, an event of default with respect to any debt securities will include:

•	default for a period of 60 days in payment of any interest with respect to any debt security of that series;

•	default in payment of principal or any premium with respect to any debt security of that series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

•	default in deposit of any sinking fund payment when due with respect to any debt security of that series for a period of 60 days;

•

default by us in the performance, or breach, of any other covenant or warranty in the applicable indentures other than a covenant or warranty included solely for the benefit of a series of debt securities other than that particular series, which continues for 90 days after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the applicable indenture;

•	specified events of bankruptcy, insolvency or reorganization on our part; or

•

any other event of default that may be set forth in the applicable prospectus supplement or other offering materials, including, but not limited to, an event of default based on other debt being accelerated, or “cross-acceleration.”

An event of default with respect to any particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

Each indenture provides that if an event of default with respect to any series of debt securities issued under the indenture has occurred and is continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities of the series then outstanding may declare the principal amount, or if any debt securities of the series are original issue discount securities, a specified lesser amount, of all of the debt securities of the series to be due and payable immediately. However, upon specified conditions, the declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture.

The applicable prospectus supplement or other offering materials will provide the terms under which an event of default will result in an acceleration of the payment of principal of subordinated debt securities.

In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any subordinated debt securities of any series, the applicable trustee, subject to specified limitations and conditions, may institute a judicial proceeding for collection.

No holder of any of debt securities of any series issued under any indenture has any right to institute any proceeding with respect to that indenture or any remedy under that indenture, unless the holders of at least a fixed percentage in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the applicable trustee to institute a proceeding as trustee, the applicable trustee has failed to institute a proceeding within 60 days after receipt of the notice and the applicable trustee has not within the 60-day period received directions inconsistent with the written request by holders of a majority in principal amount of the outstanding debt securities of the series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the debt security on or after the respective due dates expressed in the debt security.

Subject to the provisions of the applicable indenture relating to the duties of the applicable trustee, if an event of default occurs and is continuing, the applicable trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the applicable trustee reasonable security or indemnity. Subject to provisions concerning the rights of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the applicable trustee with respect to that series.

The applicable trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.

We are required to furnish to the trustees annually a statement as to compliance with all conditions and covenants under the indentures.

Modification and Waivers

From time to time, we, when authorized by resolutions of our board of directors, and the applicable trustee, without the consent of the holders of debt securities of any series, may amend, waive or supplement the indentures and the debt securities of the series for specified purposes, including, among other things:

•	to cure ambiguities, defects or inconsistencies;

•	to provide for the assumption of our obligations to holders of the debt securities of the series in the case of a merger, consolidation, conveyance or transfer;

•	to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities of that series;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to secure the debt securities of that series;

•	to maintain the qualification of the indentures under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of any holder;

•	to appoint a successor trustee; or

•	to make provisions with respect to the conversion or exchange rights of holders.

Other amendments and modifications of the indentures or the related debt securities may be made by us and the applicable trustee with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of each series that would be affected, with each series voting as a separate class; provided that no modification or amendment may, without the consent of the holder of each outstanding debt security that would be affected:

•

reduce the principal amount of, or change the stated maturity of the principal of, or reduce the rate or modify the calculation of the rate of interest of the debt securities or any additional amounts, or any premium payable upon the redemption or repayment or otherwise, or change our obligation to pay additional amounts;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity, or the amount provable in bankruptcy;

•	adversely affect the right of repayment at the option of any holder of the debt securities;

•	change the place of payment, currency in which the principal of, any premium or interest on, or any additional amounts with respect to debt securities are payable;

•

impair the right of any holder of the debt securities to institute suit for the enforcement of any payment on the debt securities or after the stated maturity, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder of the debt securities, on or after the repayment date;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of specified defaults hereunder and their consequences provided for in the indentures;

•	reduce the requirements of quorum or voting under the indentures;

•	make any change that adversely affects the right to convert or exchange any of the debt securities for capital stock or other securities in accordance with its terms; or

•	modify the above provisions, except as permitted by the applicable indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with specified restrictive provisions of the relevant indenture, including other restrictive covenants, if any, that may be set forth in the applicable prospectus supplement or other offering materials. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of that series or in respect of a covenant or provision that cannot be modified or amended without the consent of a larger fixed percentage or by the holder of each outstanding debt security of the series affected.

Satisfaction; Discharge

Except as described in this section, we may discharge all of our obligations to holders of the debt securities issued under the indentures, which debt securities have not already been delivered to the applicable trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the applicable trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding debt securities. However, some of our obligations under the indentures will survive, including the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of debt securities of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the debt securities of the applicable series, and other rights, duties and obligations of the holders of debt securities with respect to any amounts deposited with the applicable trustee; and

•	the rights, obligations and immunities of the applicable trustee under the applicable indenture.

Defeasance

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the applicable trustee sufficient cash or government securities or combination of cash and government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if that trustee acquires any conflicting interest, it must eliminate that conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

The Bank of New York Mellon is the trustee under our senior indenture and will be the trustee under our subordinated indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon and its affiliates. Affiliates of The Bank of New York Mellon have purchased, and may purchase in the future, our securities and securities of our affiliates. The Bank of New York Mellon administers its corporate trust business at The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.

Subordination of the Subordinated Debt Securities

Each series of subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the applicable indenture, to all senior indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any senior indebtedness; or

•	the maturity of any senior indebtedness has been accelerated because of a default on that senior indebtedness;

then the holders of senior indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that senior indebtedness, and, in the case of the second and third instances, of all amounts due on that senior indebtedness, or we must make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their subordinated debt securities.

Senior indebtedness means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness for borrowed or purchased money whether or not it is evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	capitalized lease obligations;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the senior indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that the amendment would adversely affect.

The subordinated indenture does not limit the amount of senior indebtedness that we may issue.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares, preferred shares or debt securities. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the offered securities. Each warrant will entitle the holder to purchase the number of common shares or preferred shares or principal amount of debt securities, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part. See “Where You Can Find More Information About Markel Group” and “Incorporation of Information We File with the SEC.” The prospectus supplement or other offering materials relating to a particular issue of warrants will describe the terms of the warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates, which we refer to in this prospectus as share purchase contracts. The price per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, preferred shares, depositary shares or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase common shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner. If we offer share purchase contracts or share purchase units, we will file the agreements relating thereto as exhibits to, or incorporate them by reference in, the registration statement of which this prospectus is a part. See “Where You Can Find More Information About Markel Group” and “Incorporation of Information We File with the SEC.”

The applicable prospectus supplement or other offering materials will describe the terms of the share purchase contracts or share purchase units, including, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information About Markel Group.”

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT MARKEL GROUP

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-15811. Our SEC filings are available over the internet at the SEC’s home page at www.sec.gov. Our SEC filings are also available on our website, www.mklgroup.com. Our website also includes other information about us. The information available on our website (other than documents expressly incorporated by reference into this prospectus as set forth below) is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•

the description of our common shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any subsequent amendment or any report subsequently filed for the purpose of updating such description; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning Investor Relations, Markel Group Inc., 4521 Highwoods Parkway, Glen Allen, Virginia 23060, telephone: (804) 747-0136, or e-mail at IR@markel.com.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement and other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Markel Group Inc. and our subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$600,000,000

MARKEL GROUP INC.

6.000% Senior Notes due 2054

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan

Citigroup

Wells Fargo Securities

BofA Securities

Senior Co-Managers

Barclays

BNY Mellon Capital Markets, LLC

Co-Managers

Siebert Williams Shank

Capital One Securities

Truist Securities

Academy Securities

Multi-Bank Securities, Inc.

May 13, 2024